                       SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                            Act of 1934.

Filed by the Registrant [ x ]      Filed by Party other than the
                                   Registrant [   ]

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only [as permitted by
          Rule 14a-6(e)(2)]
[ x ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

---------------------------------------------------------------------
                        VERIDA INTERNET CORP.
        (Exact name of Registrant as specified in its charter.)

                   Commission File number 000-25757
---------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[ x ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rule 14a-6(i)(1)
          and O-11.
     1. Title of each class of securities to which transaction applies: ______________________________________________
     2.   Aggregate number of securities to which transaction applies:
          _______________________________________________________
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________
     4.   Proposed maximum aggregate value of transaction:
     5.   Total fee paid: _______________________________________
[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided by
          Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1.   Amount Previously Paid; _______________________________
     2.   Form, Schedule or Registration Statement No. __________
     3.   Filing Party: _________________________________________
     4.   Date Filed: ___________________________________________

                        VERIDA INTERNET CORP.
                  50 California Street, Suite 1500
                      San Francisco, California
                                94111
                           (415) 464-8600

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON JUNE 30, 2000

To the Stockholders of VERIDA INTERNET CORP.:

     Notice is hereby given that the Annual Meeting of Stockholders of Verida Internet Corp. (the "Company") will be held on Friday, June 30, 2000 at 50 California Street, Suite 1500, San Francisco, CA, 94111 at 10:00 A.M., Pacific Daylight Time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

1. the election of three (3) directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualify;

2. a proposal to ratify the appointment of independent public accountants for the Company's current fiscal year; and

3. such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 1, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting and at any adjournments thereof. All stockholders are cordially invited to attend the Annual Meeting but only stockholders of record are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection at the Company's principal executive office during ordinary business hours for a ten-day period prior to the Annual Meeting.

     Whether or not you expect to be present at the meeting, it is important that you complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. No postage is required for mailing in the United States. This will ensure a quorum at the Meeting and avoid additional expense to the Company for further solicitation. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

"Michael Hinshaw"

Michael Hinshaw
President and Chief Executive Officer of the Company

June 13, 2000
San Francisco, California

                        VERIDA INTERNET CORP.
                  50 California Street, Suite 1500
                   San Francisco, California 94111

           ----------------------------------------------
                           PROXY STATEMENT
            ---------------------------------------------
             Approximate date proxy material first sent
                   to stockholders: June 13, 2000
            ---------------------------------------------
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Verida Internet Corp. (the "Board"), a Nevada Corporation ("Verida" or the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on June 30, 2000 at 10:00 a.m. Pacific Daylight Time, at 50 California Street, Suite 1500, San Francisco, CA 94111 and at any and all adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

               SOLICITATION AND REVOCATION OF PROXIES

A form of proxy is being furnished herewith by the Company to each stockholder of record on May 1, 2000 (the "Record Date"), and in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for reasonable costs incurred in forwarding soliciting materials to their principals. Members of the management of the Company may also solicit some stockholders in person, or by mail, telephone, telegraph or facsimile, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

Proxies duly executed and returned by stockholders and received by the Company before the Meeting, unless a contrary choice is specified in the proxy, will be voted: (i) "FOR" the election of all three nominee-directors specified herein (ii) "FOR" the ratification and appointment of Telford Sadovnick, PLLC., independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 2000 and (iii) at the discretion of the proxy holders, on any matter that may come before the meeting or any adjournment thereof.

Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable.

Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes, however, will be treated as not voted for purposes of determining approval of the proposals described herein and will not be counted as votes for or against such proposal.

The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director and/or executive officer of the Company. Stockholders who execute proxies for the Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                          QUORUM AND VOTING

At the close of business on the Record Date, there were 9,545,808 shares of $.00001 par value common stock (the "Common Stock") of the Company outstanding and entitled to vote at the Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum at the Meeting and to permit action to be taken by the stockholders at such Meeting. In considering matters which may properly come before the Meeting, each holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the Record Date.

A plurality of the votes cast at the Meeting is required to elect each nominee as a Director. Unless authority to vote for any of the nominees named in this Proxy Statement is withheld, the shares represented by the enclosed proxy will be voted FOR the election as Directors of such nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth as of the Record Date, the number of shares of the Company's Common Stock beneficially owned by (i) each person who served as the Company's Chief Executive Officer during the 1999 fiscal year, (ii) the highest compensated executive officers who were serving as executive officers at the end of the 1999 fiscal year whose individual total cash compensation for the 1999 fiscal year exceeded $100,000 (the "Named Executive Officers"), (iii) each director and nominee for director of the Company, (iv) all executive officers and directors of the Company as a group and (v) each person or group of persons known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock. All information is taken from or based upon information provided by such persons to the Company or available through public filings by the beneficial owner.

                                                       Stock Options
                                                       Convertible
                         Amount         Percent        into Shares at
                         and Nature of  of Class       May 1, 2000 or
Name and Address of      Beneficial     Beneficially   within 60 Days
Beneficial Owner         Ownership [2]  Owned [2]      Thereafter[3]

Officers and directors [1]
Michael Hinshaw          2,550,000      25.6%          400,000

Richard Cohn               100,000       1.0%          100,000

Henry Corona               300,000       3.0%          300,000

Steven Zimmerman           100,000 [4]   1.0%           75,000

David Zimmerman             37,500 [4]    .4%           12,500

Jason Fuchs                 53,000        .6%           53,000

Mark Katsumata              12,500        .1%           12,500
c/o 1200, 1090 West
Pender Street
Vancouver, B.C. Canada

Bernhard Zinkhofer         210,000       2.2%              nil
c/o 1500, 1055 West Georgia
Street
Vancouver, B.C. Canada

Peter Rantucci              37,500        .4%           37,500
c/o 1200, 1090 West
Pender Street
Vancouver, B.C. Canada

All Officers and         3,375,500 [5]  32.0% [5]      990,500
Directors as a
Group (9 Persons)

5% Stockholders:
Alex Guidi               3,026,000      31.7%              Nil
c/o 1200, 1090 West
Pender Street
Vancouver, B.C. Canada

Brad Holland               793,533       8.3%              Nil
P. O. Box 2314
Dhahran, Saudi Arabia

Peter Loretto
c/o 350, 6165 Hwy 17       524,900       5.5%              Nil

Trans-Orient Petroleum     657,142 [6]   6.9%              Nil
1200, 1090 West
Pender Street
Vancouver, B.C. Canada

[1] Unless otherwise indicated, address of record is 50 California Street, Suite 1500, San Francisco, California 94111.

[2] Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options exercisable at May1, 2000 or exercisable within 60 days thereafter are deemed outstanding for computing the percentage of beneficial ownership for each person but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company understands that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

[3] Listed amounts consist of shares subject to options that are exercisable within 60 days of the Record Date. All share amounts listed below are included in the calculation of beneficial ownership of the listed person.

[4] Includes 25,000 shares issued to NetOpus Incorporated, a private company owned and controlled by Steven and David Zimmerman.

[5] Includes stock options to purchase 990,500 shares of common stock exercisable at May 1, 2000 or within 60 days thereafter.


[6] For purposes of reporting under Section 16, these securities have been reported as part of Alex Guidi's indirect holdings. However, Mr. Guidi disclaims beneficial ownership of these securities for purposes of Section 16 or for any other purpose.

                        ELECTION OF DIRECTORS

The Company's directors are to be elected at each annual meeting of stockholders. The three nominees for election as directors at this Meeting set forth below are all recommended by the Board of Directors of the Company and each is currently a director of the Company.

In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

The three nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

The following table sets forth certain information concerning the nominees for election as directors (all of such nominees being continuing members of the Company's present Board of Directors):

Nominee             Principal Occupation                         Age

Michael Hinshaw     President and Chief Executive Officer        38
                    of the Company

Bernhard Zinkhofer  Lawyer, Partner in the law firm of Lang      45
                    Michener Lawrence & Shaw

Peter Rantucci      Executive of DLJ Management Ltd., a          31
                    provider of administrative services to
                    public and private businesses

Mr. Michael Hinshaw was appointed to the position of President, Chief Executive Officer and member of the Board of Directors on February 4, 1999. Mr. Hinshaw attended the University of San Francisco and the Academy of Art College in San Francisco, receiving a Bachelor of Arts in 1985 and a Masters of Fine Arts in Graphic Design from the Academy in 1988. As President and CEO of Verida Internet Corp., Mr. Hinshaw has 15 years of strategic marketing, creative, and management experience. In 1985 Mr. Hinshaw co-founded advertising and corporate design firm Hinshaw, Young & Partners in San Francisco. While there he developed advertising, direct mail, marketing and branding programs for several high-technology and financial service corporations including Apple Computer, Wells Fargo Bank, GTE and Hitachi Data Systems. In 1989, Mr. Hinshaw co-founded Resource Net, a San Francisco based company which was founded to enable ad agencies and design firms to share management and marketing knowledge and resources using the technology of the Internet through an extensive corporate intranet and extranet. In 1994, Mr. Hinshaw joined the San Francisco bay-area based Triad Inc., a strategic marketing and communications company, to pursue the hands-on creation of effective branding, advertising and design. As Co-Creative Director and Vice President of the firm, he was responsible for both traditional and Internet based marketing and business programs for clients including Wells Fargo, Novell, Apple Computer and Household Credit Services. Mr. Hinshaw became President of Triad Inc. in 1997 and as described herein, sold Triad to Verida in October 1999.

Mr. Bernhard Zinkhofer has been a member of the Board of Directors since February 4, 1999. Mr. Zinkhofer obtained a Bachelor of Commerce Degree from the University of Calgary, Canada in 1977, became a member of the Canadian Institute of Chartered Accountants in 1980 after articling with a predecessor of KPMG Peat Marwick Thorne and obtained a Bachelor of Law Degree from the University of Victoria in 1983. From 1983 to 1990, Mr. Zinkhofer practiced law with a smaller law firm in Vancouver, British Columbia, in the corporate and securities areas. In 1991 Mr. Zinkhofer became an associate of, and in 1992 a partner of, the firm of Lang Michener Lawrence & Shaw of Vancouver, B.C. where he continues to practice law. Mr. Zinkhofer is also a director of the following Canadian public companies: Trans-Orient Petroleum Ltd., Durum Cons. Energy Corp., Helijet Airways International Inc., Strategic Technologies Inc. and Foran Mining Corporation.

Mr. Peter Rantucci has been a member of the board of directors since January 28, 1999. Mr. Rantucci received a Bachelor of Commerce Degree (Honors) from the University of British Columbia in 1992 and a Bachelor of Law Degree from the University of Manitoba in 1996. Mr. Rantucci began his articles in July 1996 with a large law firm situated in Calgary, Alberta called Milner Fenerty where he continued to practice commercial and tax law until his departure in January 1998. Since January 1998 until present Mr. Rantucci has been acting as executive for DLJ Management Ltd., a private company providing administrative services to public and private companies including Verida.

During the fiscal year ended December 31, 1999, there were twelve meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

Committees of the Board of Directors

The Board has established an Audit Committee. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. The Audit Committee consists of Michael Hinshaw, Bernhard Zinkhofer and Peter Rantucci and met four times during the fiscal year ended December 31, 1999.

The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

Director Compensation

Directors who are employees of the Company receive no additional compensation for service on the Board of Directors. There was no standard compensation arrangement for directors who are not full time employees during the 1999 fiscal year. Mr. Rantucci was granted an option to acquire up to 75,000 common shares of the Company's Common Stock exercisable at $5.25 per share. The options are subject to the following vesting schedule: 25% at 6 months from granting, 25% at 12 months from granting, 25% at 24 months from granting and 25% at 36 months from granting. Mr. Zinkhofer purchased 200,000 common shares of the Company for total proceeds of $3,100. The closing market price at the time of purchase was $0.25 per share.

                 EXECUTIVE OFFICERS AND COMPENSATION

The following persons are the executive officers of the Company:

Name                Age  Position
Michael Hinshaw     38   Chief Executive Officer and President
Richard Cohn        48   Executive Vice President
Henry Corona        50   Chief Financial Officer
Stephen Zimmerman   35   Chief Technology Officer
David Zimmerman     28   Vice President - Engineering
Jason Fuchs         28   Chief Information Officer
Mark Katsumata      34   Corporate Secretary

Information concerning the business experience of Mr. Hinshaw is provided under the section above entitled "Election of Directors."

Mr. Richard G. Cohn serves as Executive Vice President for the Company. Mr. Cohn holds a Bachelor of Arts from the University of Pennsylvania and a J.D. from Emory University. Mr. Cohn brings more than twenty years of diverse communications experience to our company. From 1995 to 1998 Mr. Cohn was Vice President, Communications Technology/Employee Communications, with Charles Schwab & Co. in San Francisco, California. At Charles Schwab & Co., Mr. Cohn spearheaded efforts to align a geographically dispersed work force through Web technology. He also directed a national series of town hall meetings featuring CEO Charles Schwab launching the company's new strategic direction. From 1992 to 1995, Mr. Cohn was the Manager of Employee Communications with Sun Microsystems, at their Mountain View California office. While at Sun Microsystems Inc., Mr. Cohn helped pioneer online communications tools such as desktop video-on-demand and Web-based audio programming. He also directed global sensing efforts and managed communications campaigns around the world for Sun Microsystems Inc. Prior to his technology experience, Mr. Cohn served as a Senior Attorney for the Department of Energy in both Washington and San Francisco from 1980 to 1984 and has worked as a Legislative Assistant to the U.S. House of Representatives in Washington, D.C. from 1977 to 1978.

Mr. Henry Corona was hired as the Company's Chief Financial Officer in April 2000. He holds a MBA in finance from the University of Southern California and an MA in economics from University of California, Los Angeles. Mr. Corona has more than twenty years of senior financial experience with a diverse industry background. Mr. Corona has acted as an independent financial consultant since 1989 and has built a solid track record in the global marketplace, in the mergers and acquisitions, corporate finance and strategic planning arena, working for companies such as Omnicom Group, DDB Needham Worldwide and LucasFilm. He assisted New Line Cinema in preparation for its initial public offering, and was instrumental in managing the $600 million acquisition of 20th Century Fox by News America. He served as the interim CFO for Creatability from 1999
- 2000 and Momentum Entertainment during 1998 - 1999.

Mr. Steven Zimmerman serves as Chief Technology Officer. He holds a Bachelor of Arts in economics from the University of Virginia and a Masters of Business Administration from San Francisco State University. Mr. Zimmerman brings over 13 years of technology leadership experience to Verida. From 1986 to 1994 Mr. Zimmerman served as Vice President and MIS director for Barclay & Company, Inc. In 1996 Mr. Zimmerman co-founded NetOpus Incorporated, an Internet hosting and development company. As President of NetOpus Incorporated, Mr. Zimmerman oversaw the design, development and implementation of Internet-based e-commerce solutions, with an emphasis on transaction processing, security, and database integration. While there, he also developed the Sales Associate System, a line of web based applications that enable companies to sell their products and services securely over the Internet.

Mr. David Zimmerman serves as Vice President of Engineering. He holds a Bachelor of Arts in Economics from Wesleyan University. As co-founder and Chief Technology Officer of NetOpus Incorporated, creators of Web applications enabling online catalog display and order processing, David Zimmerman enjoyed an early introduction to the emerging world of Internet commerce. While building and maintaining one of the earliest and still one of the more established Internet malls, Choice Mall, Mr. Zimmerman led the development of NetOpus' e-commerce Store Creator Software. Having since worked independently and with numerous development companies, most recently as a Senior Engineer with USWeb/CKS, Mr. Zimmerman brings diverse e-commerce project architecture and implementation skills needed to lead Verida's engineering group in the creation of high-availability, flexible, and transactional e-commerce solutions across a wide array of industries.

Mr. Jason Fuchs was hired as Chief Information Officer in January 2000. He holds a Bachelor of Arts in Molecular Biology from the University of Colorado. From 1984 to 1996, Mr. Fuchs acted as an independent computer consultant, building database applications and maintaining computer systems. From 1996 to 1998, he acted as the systems administrator for two multi-media and Internet technology firms. From 1998 to 1999, Mr. Fuchs was a senior manager for Langtech Systems, a systems integrator and web-application development company. His primary client responsibilities included acting as an outsourced CTO/CIO for traditional firms as well as venture capital backed Internet start-ups. He designed, implemented, maintained and supported the local and wide area networks for these companies, spanning from the desktop to the server and network backbone.

Mr. Mark Katsumata has been the Corporate Secretary of the Company since June 1998 and was the acting Chief Financial Officer up to the appointment of Mr. Corona. Mr. Katsumata is a certified general accountant who was in public practice from 1990 to 1994 with De Visser & Company in Vancouver, B.C. On October 1994 Mr. Katsumata joined Indo-Pacific Energy Ltd., a reporting company trading on the OTCBB, and presently continues to occupy the position of Secretary. Mr. Katsumata is also the Secretary and Chief Financial Officer of Trans-Orient Petroleum Ltd.

Steven and David Zimmerman are brothers and other than this relationship, there are no family relationships among the directors and executive officers.

Each executive officer was appointed by the Board of Directors and serves at the Board's discretion.

Executive Compensation

The following summary compensation table sets forth the cash compensation earned for the fiscal years ended December 31, 1999, 1998 and 1997 by each person who served as the Company's Chief Executive Officer during fiscal 1999 and by each of the executive officers who were serving as executive officers at the end of the 1999 fiscal year whose individual total cash compensation for the 1999 fiscal year exceeded $100,000 (the "Named Executive Officers").

                     SUMMARY COMPENSATION TABLE
                                                  Long Term Compensation
                                        Securities
                                        Restricted  Under
Named and           Fiscal              Stock       Options/  All Other
Principal           Year      Salary    Awards      SARs      Compensation
Position            Ended     ($)       (#)         (#)       ($)
Michael Hinshaw [1] 1999      45,000    [5]         500,000   750,000 [5]
President & CEO     1998         Nil    Nil             Nil       Nil
                    1997         Nil    Nil             Nil       Nil

Richard Cohn [2]    1999      71,250    Nil         200,000       Nil
Executive Vice      1998         Nil    Nil             Nil       Nil
 President          1997         Nil    Nil             Nil       Nil

Henry Corona        1999         Nil    Nil             Nil       Nil
Chief Financial     1998         Nil    Nil             Nil       Nil
 Officer            1997         Nil    Nil             Nil       Nil

Steven
 Zimmerman [3]      1999      51,501    [6]         150,000    50,000 [6]
Chief Technology    1998         Nil    Nil             Nil       Nil
 Officer            1997         Nil    Nil             Nil       Nil

David Zimmerman [4] 1999      41,251    [6]         100,000    50,000 [6]
Vice President of   1998         Nil    Nil             Nil       Nil
 Engineering        1997         Nil    Nil             Nil       Nil

Jason Fuchs         1999         Nil    Nil             Nil       Nil
Chief Information   1998         Nil    Nil             Nil       Nil
 Officer            1997         Nil    Nil             Nil       Nil

Mark Katsumata      1999         Nil    Nil             Nil       Nil
Corporate Secretary 1998         Nil    Nil             Nil       Nil
                    1997         Nil    Nil             Nil       Nil

[1] Effective October 1, 1999. See "Employment Contracts and Termination of Employment"

[2] Effective March 15, 1999. See "Employment Contracts and Termination of Employment."

[3] Effective April 1, 1999. See "Employment Contracts and Termination of Employment."

[4] Effective August 15, 1999. See "Employment Contracts and Termination of Employment."

[5] On February 8, 1999, Mr. Hinshaw was issued 1,000,000 common shares at a price of $.001 and 1,000,000 shares at a price of $.03 per share for total proceeds of $31,000. On February 8, 1999, the market price closed at $.25 per share. The difference between the price paid and the market value of the issuances is $469,000. Additionally, on October 21, 1999, the Company acquired through a merger under California Law, 100% ownership of Triad Creative, Inc., a private marketing company wholly owned by Mr. Hinshaw for an agreed value of $1,800,000. The consideration consisted of $750,000 payable in cash and 150,000 common shares of the Company with a deemed value of $7.00 per share. The closing market price of the Company's common shares on October 21, 1999 was $6.13. See "Certain Relationships and Related Transactions."

[6] On June 11, 1999, the Company purchased rights to certain software from NetOpus Incorporated, a private company owned and controlled by Steven and David Zimmerman. The Company paid $50,000 cash and issued 25,000 restricted common shares at an agreed price of $5.25 per share. On June 11, 1999 the closing market price of the Company's common stock was $5.25. See "Certain Relationships and Related Transactions."

The following table presents information concerning individual grants of options to purchase common stock made during the fiscal year ended December 31, 1999, to each of the Named Executive Officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Percent of
                                   Total Options  Exercise
                                   Granted to     of Base
                    SARs Granted   Employees in   Price     Expiration
Name                granted (#)    Fiscal Year    ($/Sh.)   Date

Michael Hinshaw     500,000(1)     41.4%          5.25      06/14/04
Richard Cohn        200,000(2)     16.6%          4.00      04/14/04
Steven Zimmerman    150,000(2)     12.4%          4.00      04/14/04
David Zimmerman     100,000(3)      8.3%          7.00      08/15/04
Mark Katsumata       25,000(2)      2.1%          5.25      06/14/04

Notes:

(1) Of the 500,000 options granted to Mr. Hinshaw, 200,000 are subject to the following vesting schedule: 25% at 6 months from granting, 25% at 12 months from granting, 25% at 24 months from granting and 25% at 36 months from granting. An option to acquire 300,000 shares vested immediately upon granting.

(2) Subject to the following vesting schedule: 25% at 6 months from granting, 25% at 12 months from granting, 25% at 24 months from granting and 25% at 36 months from granting.

(3) Subject to the following vesting schedule: 12.5% every six months from granting until February 15, 2003 when a final 25% will vest.

The following table sets forth the fiscal year-end value of unexercised options to purchase common stock for each Named Executive Officer. No options or SARs were exercised by the Named Executive Officers during the fiscal year ended December 31, 1999.

         AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                  FISCAL YEAR END OPTION/SAR VALUES

                    Number of
                    Securities Underlying         Value of Unexercised
                    Unexercised Options/SARs      In-the-Money Options/SARs
Name                at Fiscal Year Ended (#) At Fiscal Year End ($) [1]

                    Exercisable Unexercisable  Exercisable    Unexercisable

Michael Hinshaw     350,000     150,000        4,243,750      1,818,750
Richard Cohn         50,000     150,000          668,750      2,006,250
Steven Zimmerman     37,500     112,500          501,562      1,504,687
David Zimmerman         nil     100,000              nil      1,037,500
Mark Katsumata        6,250      18,750           75,781        227,344

[1]  Based on a December 31, 1999 closing price of $17.375 per share

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company entered into an employment agreement effective October 1, 1999 with Mr. Hinshaw, President and CEO of the Company. The agreement provides for an annual base salary of $180,000 and quarterly and annual performance reviews. If Mr. Hinshaw is terminated with cause, he is entitled to a 120 day advance notice. If his employment is terminated without cause, he is entitled to 120 days advance notice and a severance payment equal to 36 months of his base salary then in effect. In addition, the Company will accelerate vesting of all of his unvested options held by him at the date of termination.

On March 15, 1999, the Company entered into an employment agreement with Mr. Cohn, Executive Vice President of the Company. The agreement provides for an annual base salary of $90,000 and a 30 day advance notice if Mr. Cohn's employment is terminated with or without cause. If his employment is terminated without cause, his stock options will vest on a pro rata basis through the effective date of termination, subject to a minimum of 50,000 shares.

Subsequent to the 1999 fiscal year end, the Company entered into an employment agreement effective April 5, 2000 with Mr. Henry Corona, Chief Financial Officer for the Company. The agreement provides for an annual base salary of $160,020 and an initial signing bonus of $25,000 in cash or the equivalent in shares of Common Stock in the Company. The agreement also provides for the issuance of an option to purchase 300,000 common shares of the Company exercisable at a price of $6.74 per share. The option vests over a four and one half year period at the rate of 12.5% at the end of the first 12 month period and an additional 12.5% every 6 months thereafter. The agreement provides for the acceleration of the vesting of all options awarded to him in the event there is a change in control of the Company. The agreement provides for incentive payments of $30,000 for each $10 million increment of debt or equity secured while the employee is CFO during the first 24 months of employment. If Mr. Corona is terminated without cause, he is entitled to 30 days advance notice and a severance payment equal to 8 months salary plus certain moving expenses.

Effective April 1, 1999, the Company entered into an employment agreement with Mr. Steven Zimmerman, Chief Technology Officer of the Company. The agreement provides for an annual base salary of $110,004 and a 30 day advance notice if Mr. Zimmerman's employment is terminated without cause. If his employment is terminated without cause during the first 12 months, a minimum of 75,000 options will vest, or on a pro rata basis subsequent to the first 12 months.

Effective August 15, 1999, the Company entered into an employment agreement with Mr. David Zimmerman, Vice President of Engineering for the Company. The agreement provides for an annual base salary of $110,004 and a 30 day advance notice if Mr. Zimmerman's employment is terminated without cause. If his employment is terminated without cause during the first 12 months, a minimum of 25,000 options will vest, or on a pro rata basis subsequent to the first 12 months.

Subsequent to the 1999 fiscal year end, the Company entered into an employment agreement effective January 20, 2000 with Mr. Jason Fuchs, Chief Information Officer for the Company. The agreement provides for an annual base salary of $97,200. The agreement also provides for the issuance of an option to purchase 53,000 common shares of the Company exercisable at a price of $9.03 per share. The option vests over a four and one half year period at the rate of 12.5% at the end of the first 12 month period and an additional 12.5% every 6 months thereafter. If Mr. Fuchs is terminated without cause within the first 6 months from the effective date of his employment agreement, the Company will continue to pay his salary for the remainder of the six month period. If his employment is terminated without cause subsequent to the initial six month period, Mr. Fuchs is entitled to 30 days advance notice. All of the options granted to Mr. Fuchs will continue to vest according to the above noted schedule if his employment is terminated without cause.

Certain Relationships and Related Transactions

Mr. Alex Guidi is the former President and a former member of the Board of the Company. Mr. Guidi is a principal shareholder in the Company and the President, CEO and Chairman of the Board of Trans-Orient Petroleum Ltd. Mr. Bernhard Zinkhofer, a director of the Company, is also a member of the Board of Directors of Trans-Orient Petroleum, Ltd. Mr. Mark Katsumata is also the corporate secretary of Trans-Orient Petroleum, Ltd.

Mr. Michael Hinshaw purchased 1,000,000 common shares at a price of $0.001 per share and a further 1,000,000 common shares at a price of $0.03 per share. (See "Executive Compensation") Mr. Bernhard Zinkhofer acquired 100,000 common shares at $0.001 per share and 100,000 common shares at $0.03 per share (See "Director Compensation" above).

The Company sold 59,800 shares of Trans-Orient Petroleum Ltd. for cash proceeds of $81,972, resulting in a loss of $92,958. These securities were originally acquired at a cost of $174,930 while the Company was engaged in the oil and gas business. The Company also issued 178,571 units consisting of one common share and one share purchase warrant exercisable at $10.00 per share on or before August 27, 2002, at a price of $7.00 per share, to Trans-Orient Petroleum, Ltd. for cash proceeds of $1,249,997 pursuant to a private placement. Subsequent to the 1999 year end, the Company re-priced all of the warrants, which were then exercised by Trans-Orient Petroleum, Ltd.

The Company acquired the rights to the "Sales Associate Store Creator" software from NetOpus Incorporated, a private company owned and controlled by Messrs. Steven and David Zimmerman. The purchase price consisted of $50,000 cash and 25,000 shares of the Company's Common Stock at a deemed price of $5.25 per share. The shares were restricted from resale for a 12 month period from the date of issuance and subsequently may be sold at a rate that cannot exceed 2,083 shares monthly. The Company also paid NetOpus $2,367 for web-hosting services in 1999.

On October 21, 1999 the Company purchased 100% of Triad Creative, Inc., a private company wholly owned by Mr. Hinshaw, through a merger under California Law. The Company agreed to pay $750,000 in cash and 150,000 shares of Common Stock at a deemed price of $7.00 per share. Prior to determining the price to be paid, the Board received an evaluation of the value of Triad from Mr. Henry Corona, who at the time was independent to the Company, ranging from $1,700,000 to $2,100,000. Up to the date of acquisition of Triad, Triad had designed the Company's websites and certain other corporate materials at a cost of $313,396 in 1999.

Triad entered into various agreements for design services with companies with common officers, directors and principal shareholders. Triad generated $198,725 of revenues through these agreements in 1999.

                       STOCK PERFORMANCE GRAPH

The following line-graph provides a comparison of the cumulative total shareholder return on the Company's common shares for the period from the date of the Company's initial public offering on February 2, 1997 through December 31, 1999, against the cumulative shareholder return during such period achieved by the Russell 2000 index and an index of peer issuers selected by the Company (the "Peer Group"). The Peer Group consists of other companies that provide Web-based marketplaces or otherwise facilitate Web-based procurement. The graph assumes that $100 was invested on February 2, 1997 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

           COMPARISON OF 34 MONTH CUMULATIVE TOTAL RETURN*
AMONG VERIDA INTERNET CORP., THE RUSSELL 2000 INDEX AND A PEER GROUP


CRSP Total Returns Index For:      February 19, 1997   12/31/1999
Verida Internet Corp.              $100                $4,633.33
Self-Determined Peer Group         $100                $3,136.12
Russell 2000 (US Companies)        $100                $  117.36

Companies in the Self-Determined Peer Group:

SciQuest.com, Inc.
VerticalNet Inc.
Ventro Corporation
Neoforma.com, Inc.
eMerge Interactive, Inc.
ImageX.com, Inc.
Marex.com Inc.
viaLink Co.

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100 on February 19, 1997.

                       APPOINTMENT OF AUDITORS

The Board of Directors of the Company has selected the firm of Telford Sadovnick, PLLC to serve as its independent auditors for the year ended December 31, 2000. One or more representatives of Telford Sadovnick, PLLC, which served as the Company's auditors in fiscal 1999, is expected to be present at the Meeting and will have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

The ratification of the selection of Telford Sadovnick, PLLC as the Company's independent public accountants is not required to be submitted for stockholder approval. However, the Board has elected to seek ratification of its selection by the affirmative vote of a majority of the shares represented and voting at the Meeting. Notwithstanding the ratification by the stockholders of the appointment of Telford Sadovnick, PLLC, the Board of Directors may, if the circumstances dictate, appoint other independent accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF TELFORD SADOVNICK, PLLC. TO SERVE AS THE
COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR ENDING
DECEMBER 31, 2000.

In compliance with Item 304 of Regulation S-B the Company provides the following information:

The Company's former independent auditor, Terrence J. Dunne, Certified Public Accountant, of Spokane, Washington was dismissed by the Company on February 9, 1999. The former auditor expressed an unqualified opinion on the financial statements of Verida for the period from November 1, 1996 (inception) to December 31, 1996.

The decision to change auditors was approved by the Board of Directors based on its belief that Mr. Dunne would not be able to consistently meet the time requirements for the preparation of the Company's financial statements and filings with the Securities and Exchange Commission. There were no disagreements with the former auditor on any audit or accounting issues.

The Company engaged the firm of Jorgensen Telford Sadovnick, PLLC, Certified Public Accountants, as its new auditor on February 9, 1999. Jorgensen Telford Sadovnick, PLLC received a letter dated February 11, 1999 from Mr. Dunne confirming that he was not aware of any circumstances which would cause concern over the acceptance as auditors of our company and that there were no disagreements between the Company and Mr. Dunne in regard to any accounting principles or audit procedures.

In October 1999, Jorgensen Telford Sadovnick, PLLC changed its name to Telford Sadovnick, PLLC.

                            OTHER MATTERS

The Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                        STOCKHOLDER PROPOSALS

Any proposals from Stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2001 Annual Meeting of Stockholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on February 1, 2001.

Under the rules promulgated by the Securities and Exchange Commission, Stockholder proposals not included in the Company's proxy materials for its 2001 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Exchange Act of 1934, as amended, will be considered untimely if notice thereof is received by the Company after February 1, 2001. Management proxies will be authorized to exercise discretionary voting authority with respect to any Stockholder proposal not included in the Company's proxy materials for the 2001 Annual Meeting unless the Company receives notice thereof by February 1, 2001 and the conditions set forth in Rule 14a-4(c)(2) under the Exchange Act of 1934, as amended, are met.

       SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires officers, directors and persons who own more than ten percent of a registered class of a company's equity securities to file initial reports of beneficial ownership and to report changes in ownership of those securities with the Securities and Exchange Commission. They are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to the Company we have determined the following:

- Mr. Michael Hinshaw was late in the filing of two Form 4's, one of which was required to report the initial granting of his options in June 1999 and was later filed in August 1999; while the second related to the issuance of shares in October 1999 to him on account of the Triad Creative Inc. purchase and with respect to which his Form 4 was filed one day late on November 11, 1999;

- Mr. Richard Cohn, the Company's Executive Vice President, was late in the filing of one Form 4, which was required to report the initial granting of his options in June 1999 and was later filed in August 1999;

- Mr. Steven Zimmerman, the Company's Chief Technology Officer, was late in the filing of one Form 4 which was required to report the initial granting of his options in June 1999 and was later filed in August 1999;

- Mr. Mark Katsumata, the Company's Corporate Secretary, was late in the filing of one Form 4, which was required to report the initial granting of his options in June 1999 and was later filed in August 1999

- Mr. Peter Rantucci, a director of the Company, was late in the filing of one Form 4, which was required to report the initial granting of his options in June 1999 and was later filed in August 1999.

                       ADDITIONAL INFORMATION

All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1999, which includes financial statements and accompanies this Proxy Statement, has been mailed to the stockholders concurrently herewith, but such Annual Report is not incorporated in this Proxy Statement and is not deemed to be part of the proxy solicitation material.

The Company will furnish without charge a copy of its Annual Report on Form 10-KSB, including the financial statements, for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any Stockholder (including any beneficial owner) upon written request to Henry Corona, Chief Financial Officer, 50 California Street, Suite 1500, San Francisco, California 94111. A copy of the exhibits to such report will be furnished to any Shareholder upon written request and payment of a nominal fee.

BY ORDER OF THE BOARD OF DIRECTORS

"Michael Hinshaw"
Michael Hinshaw, President and Chief Executive Officer

                     VERIDA INTERNET CORP. PROXY

         SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
          MEETING OF STOCKHOLDERS TO BE HELD JUNE 30, 2000

     The undersigned hereby constitutes, appoints, and authorizes Michael Hinshaw as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the Common Stock of Verida Internet Corp., a Nevada corporation, at the Annual Meeting of the Stockholders to be held June 30, 2000, at Verida's corporate offices at 50 California Street, Suite 1500, San Francisco, California, 94111 at 10:00 a.m. Pacific Daylight Time, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated June 13, 2000, receipt of which is hereby acknowledged.

     1. Approval of the election of each of the three nominees named herein for the office of director to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.

[   ]     FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

[   ]     WITHOLD AUTHORITY TO VOTE FOR ALL LISED BELOW

     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

      Michael Hinshaw    Bernhard Zinkhofer    Peter Rantucci


     2. To consider and vote upon a proposal to ratify the appointment of Telford Sadovnick, P.L.L.C. as independent auditors of the Company for the fiscal year ended December 31, 2000.

     [   ]  FOR

     [   ]  AGAINST

     [   ]  ABSTAIN

     3. The Proxy is authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournment thereof.

     The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF
STOCKHOLDERS TO THE UNDERSIGNED.

DATED: ______________________, 2000


__________________________________
Signature(s) of Stockholder(s)


__________________________________
Signature(s) of Stockholder(s)


Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF VERIDA INTERNET CORP.

                  PLEASE SIGN AND RETURN THIS PROXY
                USING THE ENCLOSED PRE-PAID ENVELOPE

             THE GIVING OF A PROXY WILL NOT AFFECT YOUR
           RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING